Exhibit 99.1

EBIX ACQUIRES ASSETS OF INFINITY SYSTEMS CONSULTING

Acquisition Broadens Ebix’s Presence in the Insurance Company Market

ATLANTA, GA – May 12, 2006 — Ebix, Inc. (NASDAQ: EBIX), a leading international developer and supplier of software and e-commerce solutions to the insurance industry, today announced that effective May 1, 2006, it completed the acquisition of substantially all the operating assets of Reston, Virginia and Dallas-based Infinity Systems Consulting Inc.

The acquisition adds over 15 insurance companies to Ebix’s roster of customers, providing Ebix with a broader presence in the insurance company markets. The acquisition is expected to be accretive to Ebix earnings per share for 2006.

Ebix acquired the operating assets of Infinity in a deal that is a mix of an earn-out cash payment based on targets spread over two years and an upfront cash payment of approximately $2.9 million. No shares of Ebix’s capital stock were issued as a part of deal, thus resulting in no share dilution to Ebix’s existing shareholders.

Ebix intends to integrate this company’s operations into its existing company’s operations in the United States, while retaining all the employees of Infinity Systems Consulting. Ebix will create a new “Infinity Carrier Division” to provide highly specialized products and services to small to medium-sized property and casualty insurance companies in the United States.

Ebix also announced that it has retained Kathryn Steding Cay, Infinity Founder and Christine M. Denham, Infinity CEO as Senior Vice Presidents to oversee the operations of Ebix’s newly created Infinity Carrier Division. John L. Schmitt, Infinity V.P. Software Development has also been retained to oversee the system development group of the Infinity Carrier Division.

In July 2004 and February 2004, Ebix completed the acquisition of Melbourne-based Heart Consulting Group and Utah-based LifeLink Corp. Inc. respectively, adding hundreds of. brokers and approximately 35 life insurance companies as customers. Both these acquisitions were accretive to Ebix’s results, both for the financial years 2004 and 2005.

Robin Raina President & CEO of Ebix, Inc. said, “We believe that increasing our presence in the insurance company market, is an important component of our growth strategy for Ebix. Towards that, this acquisition is a step forward in our bid to be a credible player in that market segment.”

Mr. Raina added, “Infinity Systems Consulting is a natural fit for Ebix since it met all our requirements of growth strategy. Firstly, it is expected to be accretive in terms of positive cash flows and earnings both with no existing debts as on date. Secondly, the acquisition provides Ebix with an established presence in the small and mid-size insurance company markets in the United States. Thirdly, the acquisition provides us with a cohesive management team and an employee base that has delivered consistently and brings extended business insurance expertise to Ebix. Finally, the acquisition will allow us increased opportunities in terms of providing on site and offshore development and consulting services to the insurance company customers.”

LMC Capital LLC initiated the transaction and served as financial advisors to Ebix, for the transaction.

About Infinity Systems Consulting

Infinity Systems Consulting, Inc. (ISC) was formed in 1989 to provide highly specialized services to the small to medium-sized property and casualty insurance company. The company’s primary office locations are in Reston, VA and Dallas, TX.  The company also has a Sales & Marketing office in New York, NY.

The company began as a provider of information systems consulting services to small insurance organizations, and has since evolved into a broader range consulting firm and software house.  The company’s first engagement was to develop a custom policy and claims administration system for two commercial and personal property insurance organizations.  After several years of success in this arena, the company expanded its offerings to address the various professional liability lines of business, including medical malpractice, errors and omissions, and lawyer’s professional liability.

For more information, visit the Company’s Web site at www.infinity-consulting.com

About Ebix

Ebix, Inc. is a leading international supplier of software and e-commerce solutions to the insurance industry.  Ebix provides a series of application software products for the insurance industry ranging from carrier systems, agency systems and exchanges to custom software development for all entities involved in the insurance and financial industries.

Ebix strives to work collaboratively with clients to develop innovative technology strategies and solutions that address specific business challenges. Ebix combines the newest technologies with its capabilities in consulting, systems design and integration, IT and business process outsourcing, applications software, and Web and application hosting to meet the individual needs of organizations.

With bases in Singapore, Australia, the US, New Zealand, India and Canada, Ebix employs insurance and technology professionals who provide products, support and consultancy to more than 3,000 customers on six continents.  Ebix’s focus on quality has enabled it be awarded Level 4 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model (CMM). Ebix has also earned ISO 9001:2000 certification for both its development and call center units in India.  For more information, visit the Company’s Web site at www.ebix.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains various forward-looking statements and information that are based on Ebix management’s beliefs, as well as assumptions made by and information currently available to management. Ebix has tried to identify such forward looking statements by use of such words as “will,” “expects,” “intends,” “anticipates,” “plans,” “believes” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Ebix.com website and other new products and services can be successfully developed and marketed, the risks associated with any future acquisitions, and integrating recently completed acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, possible governmental regulation and/or other adverse consequences resulting from negative perception of the outsourcing of business processes to foreign countries, Ebix’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, Ebix’s ability to raise additional capital to finance future acquisitions and meet other funding needs, Ebix’s dependence on a few customers(including one that is Ebix’s largest stockholder), Ebix’s dependence on the insurance industry, the highly competitive and rapidly changing automation systems market, Ebix’s ability to effectively protect its applications software and other proprietary information, Ebix’s ability to attract and retain quality management, and software, technical sales and other personnel, the risks of disruption of Ebix’s Internet connections or internal service problems, the possible adverse effects of a substantial increase in volume of traffic on Ebix’s website, mainframe and other servers, possible security breaches on the Ebix website, the possible effects of insurance regulation on Ebix, the possible effects of the Securities and Exchange Commission’s investigation of Ebix’s financial reporting, and possible future terrorist attacks or acts of war. Certain of these, as well as other risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including Ebix’s quarterly report on Form 10-Q for the quarter ended September 30, 2004. Except as expressly required by the federal securities laws, Ebix undertakes no obligation to update any such factors or any of the forward-looking statements contained herein to reflect changed circumstances or future events or developments or for any other reason.

CONTACT:
Robin Raina, President/CEO	Tony Sapienza/ Todd Van Hoosear
Ebix, Inc.	Topaz Partners
678 -281-2020	781-404-2409
tsapienza@topazpartners.com or
tvanhoosear@topazpartners.com